Fee-Based Product Addendum to Selling Agreement

This Addendum to the Selling Agreement is made and entered into as of ______________________, by and between Jackson National Life Insurance Company and/or Jackson National Life Insurance Company of New York ("Insurer"), on its own behalf and on behalf of its separate accounts, through which certain life and annuity contracts ("Contracts") may be issued, Jackson National Life Distributors LLC ("Distributor"), ____ ("Broker-Dealer"), and ____ ("Agency"). The Parties having previously entered into a Selling Agreement, hereby mutually agree to the inclusion of this Addendum to that Selling Agreement. Recitals:

1. Distributor is registered with the Securities and Exchange Commission (the "SEC") as a broker-dealer and is a member of the Financial Industry Regulatory Authority ("FINRA"). Distributor acts as the principal distributor of variable life and annuity contracts issued by Insurer and its other insurance company affiliates.

   In addition to the registrations and licenses noted in the Selling Agreement, Broker-Dealer is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the "Advisers Act") or with an appropriate state securities regulator under the state securities laws.

   The Agreement provides that Agency and Broker-Dealer will, on a non-exclusive basis, make Contracts available for sale.

2. Insurer has designed one or more variable annuity contracts for sale in the "fee-based" investment adviser market (the "Fee-Based Contracts.")

3. Broker-Dealer elects to make the Fee-Based Contracts available to Broker-Dealer's advisory clients.

NOW THEREFORE, for such valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. <u>Offer and Sale of the Fee-Based Contracts.</u> Broker-Dealer shall make the Fee-Based Contracts available to its clients through its investment adviser representatives ("IARs").

   Broker-Dealer represents and warrants that its IARs who will be soliciting and submitting applications for Fee-Based Contracts on behalf of Broker-Dealer are and will continue to be while soliciting and submitting such applications and at any time in which its IARs receive fees pursuant to this Addendum, duly registered with Broker-Dealer as FINRA registered representatives and as IARs in any state(s) where they maintain a place of business, and that they will be IARs in good standing with registration and qualifications as required by the state(s) where they have any place(s) of business.

Furthermore, Broker-Dealer represents and warrants that, although personnel of Distributor may be consulted for purposes of answering client questions regarding the features of the Fee-Based Contracts, Broker-Dealer and its IARs will be solely responsible for (i) the provision of personalized investment advice to clients in connection with Fee-Based Contracts; and (ii) soliciting, meeting with, or otherwise communicating with clients on a regular basis. Furthermore, Broker-Dealer represents and warrants that the actions of Broker-Dealer and its IARs in selling and servicing the Fee-Based Contracts shall be in accordance with the Advisers Act, regulations under the Advisers Act and, as applicable, relevant state securities laws and any other laws and regulations applicable to the provision of investment advice. This includes, but is not limited to, the fiduciary duties imposed pursuant to the Advisers Act and, as required, rules and regulations set forth by the Department of Labor with respect to advice provided in connection with IRA accounts, ERISA plans and plans not covered by ERISA. The terms of the Agreement shall apply to all transactions effected pursuant to this Addendum, except as specifically modified by this Addendum.

To the extent that the Broker-Dealer and/or its IAR effect any transaction on behalf of clients, including but not limited to sub-account re-allocations, Broker-Dealer represents and warrants that Broker-Dealer and its IARs will receive in writing from the owners of Fee-Based Contracts an unrestricted authorization permitting the Broker-Dealer and its IARs to effect any and all such transactions.

2. Broker-Dealer will notify Distributor immediately, in writing, if (i) its securities registration or investment adviser registration with the SEC or a state securities regulator is terminated or suspended, and shall take all reasonable actions to reinstate such registration; (ii) the IAR servicing a Fee-Based Contract is no longer an IAR of Broker-Dealer; (iii) Broker-Dealer or IAR no longer have authorization to effect sub-account re-allocations for a Fee-Based Contract; or (iv) an investment advisory agreement between Broker-Dealer and a client is terminated by Broker-Dealer or client.

3. Selling Agreement Remains in Full Force and Effect. The Selling Agreement, as supplemented by this Addendum, shall remain in full force and effect in accordance with its terms, and shall constitute the legal, valid, binding and enforceable obligation to the Parties.

IN WITNESS WHEREOF, the parties have executed this Addendum, as reflected below.

______________________________	______________________________
Name of Broker-Dealer	Name of Life Agent or Agency (if other than Broker-Dealer)
______________________________	______________________________
Address	Address
______________________________	______________________________
City, State, Zip	City, State, Zip
Signature: ______________________	Signature: ______________________
Print Name: ______________________	Print Name: ______________________
Title: ______________________	Title: ______________________
Date: ______________________	Date: ______________________

JACKSON NATIONAL LIFE INSURANCE COMPANY 1 Corporate Way Lansing, Michigan 48951	JACKSON NATIONAL LIFE DISTRIBUTORS LLC 7601 Technology Way Denver, Colorado 80237
Signature: ______________________	Signature: ______________________
Print Name: ______________________	Print Name: ______________________
Title: ______________________	Title: ______________________
Date: ______________________	Date: ______________________

JACKSON NATIONAL LIFE
INSURANCE COMPANY OF NEW YORK
2900 Westchester Avenue, Suite 305
Purchase, New York 10577

Signature: ______________________

Print Name: ______________________

Title: ______________________

Date: ______________________